Translation of Qujing Gas Co. Ltd. Sponsors’ Agreement

Parties:
(1) Yunnan Investment Group
(2) Sino Gas International Holdings, Inc.
(3) Qujing Development Investment Co. Ltd.

According to PRC Company Law (Company Law) and PRC Contract Law (Contract Law), three parties found Gas Co. (Company) ,in accordance with the principles of equality and mutual benefit, in Qujing City, Yunan Province, China. After negotiation, three Parties reach the agreement.

Chapter 1 Parties of Investment
Section 1 Parties of the agreement
The following three parties will be bound by this agreement:
(1) Yunnan Investment Group, Chinese Corporate is established according to the laws of the Peoples’ Republic of China
Representative: Bao Ming Hu
Position: Sole Board of Director
Address: No. 15 Tuodong Rd, Kunming, Yunnan
Tel: 0871-3185874
Fax: 0871-3171420

(2) Sino Gas International Holdings, Inc., Foreign Corporate is established according to the laws of the Peoples’ Republic of China
Representative: Liu Yu Chuan
Position: Sole Board of Director
Address: Area A Caizhi Building, No. 18 Zhongguancun East Rd, Haidian, Beijing
Tel: 010-8260038
Fax: 010-8260042

(3) Qujing Development Investment Co. Ltd., Chinese Corporate is established according to the laws of the Peoples’ Republic of China
Representative: Zhan Hong Bin
Position: Sole Board of Director
Address: No. 183 Qilin South Rd, Qujing
Tel: 0874-312388
Fax: 0874-3124698

Section 2 Parties of Investment
Three parties decide to invest in Qujing, Yunnan together, and found Gas Company. The share held by Party (1) will be resolved and separate to the other parties. After the separation, each shareholder’s total shares held can not excess the shares hold by Party (2).

Chapter 2 Summary of the Company
Section 3 Name and Address
Chinese Name: 曲靖燃气有限公司
English Name: Qujing Gas Co. Ltd
Address: Qujing, Yunnan

Section 4 Legal Form of Company
The legal form of company is Co., Ltd. be response to liabilities as company’s assets. The parties of the agreement are response to liabilities as the investment amount or equivalent.

Chapter 3 Registration Capital of Company
Section 5 Registration Capital
The registration capital is ￥30,000,000.00.
The registration fund is ￥30,000,000.00 and is 100% of the total registration capital

Section 6 Investment of Shareholders
The followings are the name of shareholders, the amount of registration fund, the manner of investment, the amount of first investment and the due date of promised investment:

shareholders	registration fund	percentage	first investment	manner of investment	due date
Yunnan Investment Group	￥15,300,000	51%	￥15,300,000	cash in RMB	in 60 days after sign the agreement and get the promise of open bank accounts from Trade and Industry Bureau
Sino Gas International Holdings, Inc.	￥11,700,000	39%	￥11,700,000	cash in RMB
Qujing Development Investment Co. Ltd.	￥3,000,000	10%	￥3,000,000	cash in RMB

Section 7 Responsibility about Breach of Contract for Registration Fund
The shareholders will pay certain amount of fine if do not follow the Section 6 of this agreement. The party breach of contract will pay the fine to the other parties follow this agreement. The amount is calculate by the formula, fine = the amount should be invest but does not * 5‰ per day * days of late. If that party does not pay the investment in 30 days after due date, the other parties have right to end this agreement and have right to require the party breach of contract to compensate all the losses.

Chapter 4 Company’s Scale of Investment and Source of Company’s Capital
Section 8 Company’s Scale of Investment
The company should satisfy the increasing demand of gas in Qujing. The project needs three terms investment. The total amount of three terms investment is ￥399,990,000, which include ￥88250000 in first term, ￥99190000 in second term and ￥219750000 in third term

Section 9 Source of Company’s Capital
The investment required for the project will be invested by shareholders base on the percentage of shares owned according to the requirement of the project’s construction. The excess part will be solved by company’s loan and each shareholder will provide the warrants base on the percentage of shares owned.

Section 10 Founding of Shareholders’ Commitment
Shareholders’ Commitment is the authorization of the company.
When shareholders meeting held, shareholders’ representative by law or by special authorization will attend the meeting. However, the resolution should be available after stamped by each shareholder.

Section 11 Responsibility of Shareholders’ Commitment
The following are the responsibilities of shareholders’ commitment:
1.	decide company’s strategies , investment plans and significant adjustments
2.	elect and replace the directors and supervisors, decide the payments to directors and supervisors
3.	examine and approve the report of board of directors
4.	examine and approve the report of board of supervisors or supervisors
5.	examine and approve company’s annual financial budget, actual plan and related significant adjustment
6.	examine and approve the plan about company’s distribution of profit and recovery of loss
7.	decide the decision about increase or reduce the registration capital of the company
8.	decide the decision about issue of company’s bond
9.	decide the decision about the add or deduct the shareholders, merger, separate, discrete, liquate or change the company
10.	decide the decision about the company’s rule

11.	examine and approve the warrants of Section 23
12.	consider the purchasing and selling of company’s asset, which exceeds 30% of the company’s audited net asset in the current period within one year
13.	consider CSOP (Compensation Stock Option Plan)
14.	consider administrative regulations, departmental rules and regulations, and other matters should be decide by board of directors set by the regulations
No meeting for shareholders’ commitment is required if shareholders unanimously agree the item listed above in written form. Decision can be decided directly, and signed or stamped by all shareholders on the decision.

Section 12 Rules for Shareholders’ Commitment discussion
1.	First meeting for shareholders’ commitment will be called and held by the shareholder who invests the most.
2.
Meetings for shareholders’ commitment include scheduled meeting and temporary meeting. Scheduled meeting should be held on time according to the schedule set based on company’s regulation. Temporary meeting should be held when Representatives of more than one-tenth of the shareholders the right to vote, more than one third of the directors, the board of supervisors proposal to temporary meetings

3.
Shareholders meeting convened by the board of directors. Sole board of directors will hold. If sole board of directors cannot performing his duties or do not performing his duties, vice sole board of directors will hold. If vice sole board of directors cannot perform his duties or do not performing his duties, the director who appointed by more than half of directors will hold. The board of directors cannot or does not performing their duties, the board of supervisors will host the meeting. If board of supervisors do not host, representatives of more than one-tenth of the shareholders the right to vote, more than one third of the directors can host.

4.
The annual meeting for shareholders’ commitment should be announced to all the shareholders’ 20 days before the meeting. The temporary meeting should be announced to shareholders 15 days before the meeting.

5.	Shareholders’ commitment should record all the decision about contains discussed during the meeting. All the participated shareholders’ should have signature on the record.
6.
the decision discuss on meeting, about changing on the company’s regulation, increasing or decreasing the registration capital, and company’s merging, separating, or changing the format of company, and issuing company’s loan, must have 2/3 and above to agree.

Section 13 Board of Directors’ Number of People and Appointment
The board of directors will have 5 people. 2 people from Party (1), 3 people from Party (2).
Board of directors has one sole board of directors, and one vice sole board of directors. The sole board of directors will be appointed by Party (1). Vice sole board of directors will be appointed by Party (2).
The day company register will be the day of founding of board of directors.

Section 14 Duties of Board of Directors
Board of directors is responsible to shareholders’ commitment and is responsible for the following duties:
1.	Call for the shareholders’ commitment meeting and report the work.
2.	Executive the decision of shareholders’ commitment meeting.
3.	Decide company’s operation plan and investment plan.
4.	Make company’s annual budget and actual financial plan.
5.	Make company’s plan about the separation of profit and coverage of loss.
6.	Make company’s plan about increasing or decreasing registration capital and issuing company’s loan.
7.	Make company’s plan about separating, merging, diluting, and changing company’s format.
8.	Decide the setting of company’s internal authorizations.
9.	Appoint general manager of the company. According to managers’ require to appoint or dismiss vice general manager.
10.	Develop the company's basic management system.
11.	Develop charter amendment proposal.
12.	Listen to reports on the work of manager, and inspect manager’s work
13.	Laws and administrative regulations, departmental rules and regulations or the statute of the other powers conferred.

Section 15 Board of Directors’ Rules for Procedure
1.
Board of directors should have meeting at least twice per year. Sole board of directors will call, announce to all the directors and supervisors 10 work days before the meeting and deliver contains for the meeting. Representative of 1 / 3 or more than the right to vote, the shareholders, 1 / 3 or more than the directors or board of supervisors can propose to hold temporary Board of Directors meeting. Sole board of directors should call and hold the meeting in 10 days from the day gets the proposal.

2.
Board of directors meeting will be called and held by sole board of directors. If sole board of directors cannot performing his duties or do not performing his duties, vice sole board of directors will hold. If vice sole board of directors cannot perform his duties or do not performing his duties, the director who appointed by more than half of directors will hold.

3.	Board of directors should record items for discussion should be on the meeting made the decision.
4.	voting for board of directors’ decision is one vote per person
5.	Board of directors’ decision will be available after more than half of the directors agree.
6.	The meeting for board of directors will be announcing 10 work days before the meeting and deliver contains for the meeting.

Section 16 Duties for General Manager
   1. Company management implemented under the leadership of the board of directors, general manager responsibility system. General Manager is responsible for company’s regular operation and management.
2.	General Manager for company will be appointed by Party (2).
3.	General Manager is responsible to the following duties:
a)	Host company’s production, operation and management. Organize and executive the decision of the board of directors.
b)	Organize and executive company’s annual operation plan and investment plan.
c)	Develop internal management authorizations set up plan.
d)	Develop company’s internal basic management rules.
e)	Set company’s regulation.
f)	Require to appoint or dismiss vice manager, CFO, and chief accountant
g)	Decide to appoint or dismiss the other managers not decide by board of directors
h)	The other duties given by this agreement or board of directors.

Section 17 Managers for Finance
1.	Company set CFO and chief accountant as mangers for finance.
2.	Chief accountant will be appointed by Party (1), CFO will be appointed by Party (2).
3.
When party (2) needs to provide financial statement according to the requirement of foreign authorization, CFO will be sign and be responsible as managers for finance; otherwise, chief accountant will be responsible for company’s regular financial job.

Section 18 Board of Supervisors’ Number of people and Appointment
Board of supervisors will have 5 supervisors. Party (1) appoints 2 supervisors, Party (2) appoint 1, and Party (3) appoints 1
Board of supervisors will have one president, which will be appointed by Party (3) and will bee voted more than half supervisors. President will call and hold meetings for board of supervisors. If president cannot or do not perform his duties, another supervisors who appointed by more than half of supervisors will call and hold meetings for board of supervisors.

Section 19 Duties for Board of Supervisors
Board of supervisors performs the following duties:
1.	Check company’s finance.
2.
Monitor directors and senior managers in the execution of the duties of the company. Recall directors and senior managers who are in violation of the law, Administrative regulations, this agreement and shareholders’ commitment’s decision.

3.	When directors and senior managers’ action harm the company, require them to correct it.
4.	Propose the convening of temporary shareholders’ meeting. When the board of directors does not perform their duties set by Company’s Law, hold and call for the shareholders’ meeting.
5.	Sue directors and senior managers according to Company’s Law.
6.	Do the research when they find abnormal operation of the company. Require accounting firm and lawyer firm to provide assistance, the cost will be paid by company.

Section 20 Board of Supervisors’ Rules of Procedure
1.	Board of supervisors will call for a meeting at least every 6 months. Supervisors can propose for temporary supervisors’ meeting.
2.
Board of supervisors will set board of supervisors’ rules of procedure, clear the board of supervisors of procedure and voting procedures and make sure work efficiency and scientific decision-making of the board of supervisors.

3.	Board of supervisors under the rules of procedure of the board of supervisors held and voting procedures will be approved by shareholders as annex of this section.
4.	Board of supervisors should record all the decision discussed during the meeting. All the supervisors who participated should sign on the record.
5.	Supervisors have right to require a described record for his speak during the meeting on the record. Board of supervisors’ meeting record will be saved as company’s document for at least 10 years.
6.	announcements for board of supervisors’ meeting should include the following items:
(1)	date, place and meeting deadline
(2)	subject and topic
(3)	date of issue the notice

Chapter 6 Finance, Accounting, Auditing and Separation of Profit of the Company
Section 21
Company will pay the tax and expense according to the law

Section 22
The financial years for the company begin on January 1st each year until year end December 31st.

Section 23
Net profit of the company will separate at January of next year according to shareholders’ share percentage.

Section 24
The company’s financial audit request outsourcing, and audited by the accounting firm appointed by board of directors.
One month before financial year end of each year, general manager will organize to prepare balance sheet and income statement of the year, and provide to accounting firm for auditing. After getting the auditors’ report from accounting firm, it will be provide to directors with balance sheet and income statement for pre-auditing, and in the review by the board of directors.

Section 25
All the shareholders have right to audit and check company’s account and operation.

Chapter 7 Set up Limited
Section 26 Company Preparatory Committee
1.	In 3 days of sign this agreement, Party (1), Party (2) and Party (3) agree to found “Qujing Gas Co. Ltd Preparatory Committee”.
2.	Preparatory committee’s member will be appointed by Party (1), Party (2) and Party (3).
3.	Preparatory committee is responsible to all the services relate to found company.
4.
The expenses related to found company will borrow from Party (1), Party (2) and Party (3), and will be committed by company after found. If the company cannot found, the expenses will be committed by Party (1), Party (2) and Party (3) according to the shares percentage.

5.	Members of preparatory committee do not count wages, after company set up will give appropriate subsidies.
6.
When the company meets resistance for set up, preparatory committee bring to Party (1), Party (2) and Party (3)’s resolution. Only when Party (1), Party (2) and Party (3) agree to do not set up the company, the company preparatory committee can stop set up the company

7.	When company get license, the preparatory committee will dissolute.

Section 27 Security of Registration Fund
1.
Since the formal signing of this Agreement after the entry into force, Party (1), Party (2) and Party (3) or their representatives will open a common bank account after reach the agreement. If all the shareholders or their representatives do not sign, no one allow using the funds in the bank account.

2.	Party (1), Party (2) and Party (3) should follow Section 6 of this agreement, and put first payment into the bank account
3.
In 3 days of the company set up, Party (1), Party (2) and Party (3) or their representatives will dissolute manage the common account. People from company preparatory committee will transfer registration fund to company’s basic account

4.
If Limited Co. cannot set up, in 2 days Party (1), Party (2) and Party (3) decide not to set up the company, Party (1), Party (2) and Party (3) or their representatives will dissolute manage the common account. People from company preparatory committee will return registration fund to Party (1), Party (2) and Party (3)’s basic account.

Section 28 Privacy
Each party of this agreement has obligation to keep the privacy due to knowing the secret of the business

Section 29 Change and disarmament
1.
This agreement can be changed according to changes in existing laws, sets in new laws, new local regulations and agreement reached by parties after equal negotiation. If one party proposes to change this agreement, it should announce other parties in written documents in 30 days, only after Party (1), Party (2) and Party (3)’s negotiation and reach agreement, this agreement can be changed.

2.	this agreement can be disarmament before the Limited Co. because of the following situation:
a)	the parties reach agreement after negotiation, disarm the agreement
b)	any parties cannot perform their duties and obligations In accordance with the manner and timing of this agreement
c)
After disarmament of this agreement, each party’s duties and obligations under this agreement ended immediately, however, the parties which cause the disarmament of this agreement will be responsible for defaulting.

Section 30 Irresistible Factors
1.
“Irresistible factors” mean the factors cannot be avoided causing any parties cannot fully or partially perform their duties set by this agreement before sign this agreement. This kind of factors include earthquake, typhoon, flood, fire, war, domestic or international traffic accident, government or public authority’s behaviors, disease, civil unrest, strike, and unpredictable, unavoidable, unfeasible situation.

2.
When irresistible factors happen, the party’s duties is affected by the irresistible factors and causing delay of the duties. The duties should be extension automatically. The party will not be responsible for breach of contract responsibility.

3.	The party relates to irresistible factors should announce to the other parties immediately in written form, and provide the proof of causing and period of irresistible factors.
4.	When irresistible factors happen, each party should negotiate for find fair plan of solution in time, and try best to reduce the effect to the lowest level.

Section 31 Dispute Resolution and Applicable Law
1.	This agreement applies the law in the People’s Republic of China.
2.
In the course of the agreement to the dispute, the parties should first be resolved through consultation. If the consultation is not successful, any parties can propose arbitration to China International Economic and Trade Arbitration Commission. The outcome of arbitration have the force of law to all investment parties

3.	The result of arbitration will be executive by People’s court.

Section 32 Notice and Service
1.
The parties to this agreement due to the implementation of this agreement is made or to provide each other all the notice, documents, data, are send to the address and fax list on Section 1 of this agreement. If one party change address and phone number, the party should notice to other parties in 3 days in written form. The loss due to delaying notice, the party made mistake will be responsible for the mistake.

2.
Personally delivered the document considered in the delivery of service. Served in a fax served as by facsimile. Service delivered by mail will be considered at when registered sent or post for the day.

Section 33 Agreement’s Validation
This agreement will be valid since the day sign by all parties and will be end when stop set up the company or when lifting of this agreement.

Section 34 Appendix Agreement
The contain does not cover in this agreement, can be signed an appendix agreement by Party (1), Party (2) and Party (3), and has equal force of law as this agreement.

Section 35 Text
This agreement has 6 copies, and each party has 2 copies. All of 6 copies has equal force of law.

Dated: April 22, 2008

/s/ Yuannan Investment Group
Yunnan Investment Group

/s/ Sino Gas International Holdings, Inc.
Sino Gas International Holdings, Inc.

/s/ Qujing Development Investment Co. Ltd.
Qujing Development Investment Co. Ltd.